Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
•Registration Statement (Form S-3 ASR No. 333-249705) pertaining to the Independent Bank Corp. 2014 Dividend Reinvestment and Stock Purchase Plan
•Registration Statement (Form S-8 No. 333-174991) pertaining to the Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan
•Registration Statement (Form S-8 No. 333-167046) pertaining to the Independent Bank Corp. 2010 Non-Employee Director Stock Plan
•Registration Statement (Form S-8 No. 333-225034) pertaining to the Independent Bank Corp. 2018 Non-Employee Director Stock Plan
•Registration Statement (Form S-8 No. 333-166124) pertaining to The Rockland Trust Company Employee Savings, Profit Sharing, and Stock Ownership Plan
•Registration Statement (Form S-8 No. 333-126986) pertaining to the Independent Bank Corp. 2005 Employee Stock Plan
•Registration Statement (Form S-8 No. 333-203525) pertaining to the Rockland Trust Company Amended and Restated 401(k) Restoration Plan
•Registration Statement (Form S-3 ASR No. 333-258753) of Independent Bank Corp.

of our reports dated February 28, 2022, with respect to the consolidated financial statements of Independent Bank Corp., and the effectiveness of internal control over financial reporting of Independent Bank Corp., included in this Annual Report (Form 10-K) of Independent Bank Corp. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 28, 2022